UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      January 19, 2007

Matritech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2007, Matritech, Inc. and the holders of a majority of outstanding principal value of our 15% Secured Convertible Promissory Notes dated January 13, 2006 (the “Series A Notes”) entered into two new agreements, a Consent under the Series A Notes (the “Consent”) and an Agreement and Amendment to the Series A Notes (the “Agreement and Amendment”).

The Consent (i) allows us to issue Series B 15% Secured Convertible Promissory Notes (the “Series B Notes”), in an aggregate principal amount not to exceed $4.5 million, which shall rank on a pari passu basis as to payment and security with the Series A Notes; (ii) directs the Collateral Agent for the Series A Note holders to consent to and to enter into an amendment and restatement of the Security Agreement dated January 13, 2006 to enable the holders of the Series B Notes to have a pari passu position with the holders of the Series A Notes as to the security interest granted under the Security Agreement; (iii) directs the Collateral Agent for the holders of the Series A Notes to consent to and enter into an amendment and restatement of the Contingent License Agreement dated January 13, 2006 to enable the holders of the Series B Notes to have a pari passu position with the holders of the Series A Notes as to the license granted in the Contingent License Agreement; and (iv) allows us to incur increased indebtedness to cover the Series B Notes in addition to the indebtedness permitted by the Series A Notes. A copy of the Consent is attached hereto as Exhibit 4.1 and incorporated herein by reference. The description of the Consent contained in this Current Report on Form 8-K is qualified in its entirety by such document.

The Agreement and Amendment (a) revises the potential events of default under the Series A Notes to include non-payment of, or default on another obligation related to, the Series B Notes; (b) contains updates to reflect events occurring since issuance of the Series A Notes and other corrections to the Series A Notes; (c) shortens the scheduled maturity date of the Series A Notes to December 13, 2007; (d) eliminates some Stock Payment Conditions (as defined in the Series A Notes), including the volume trading limitation; and (e) provides for the designation by ProMed Partners, L.P. of a representative, initially David B. Musket, to the Board of Directors. A copy of the Agreement and Amendment is attached hereto as Exhibit 4.2 and incorporated herein by reference. The description of the Agreement and Amendment contained in this Current Report on Form 8-K is qualified in its entirety by such document.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On January 22, 2007, we entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors pursuant to which we issued and sold in a private placement under Section 4(2) of the Securities Act of 1933: (i) the Series B Notes, which are currently convertible into 6,928,572 shares of our common stock, par value $.01 per share (the “Common Stock”), at an initial conversion price of $0.63 per share; and (ii) accompanying warrants to purchase Common Stock (the “Purchaser Warrants”) exercisable for five years for an aggregate of 4,157,143 shares of our Common Stock at an exercise price of $0.63 per share. We are permitted to repay principal and interest under the Series B Notes in shares of our Common Stock so long as we meet certain stock payment conditions as defined and set forth in the Series B Notes. The scheduled maturity date of the Series B Notes is December 13, 2007. The aggregate purchase price for the Series B Notes and the Purchaser Warrants sold in the transaction (the “Financing”) was approximately $4.36 million.

Under the Series B Notes, each of the following is considered an Event of Default, any of which can accelerate payments due under the Series B Notes if not cured during the applicable cure period: (i) we fail to pay principal or interest amounts due on the Series B Notes; (ii) our Common Stock is suspended from trading on the American Stock Exchange or another recognized national stock exchange; (iii) a registration statement required to be filed and related to the Series B Notes is not declared effective within a prescribed time frame; (iv) we fail to timely remove a restrictive legend from any shares of Common Stock; (v) we issue a press release of an intention not to issue shares of Common Stock upon a conversion of the Series B Notes; (vi) we make an assignment for the benefit of creditors; (vii) bankruptcy proceedings are initiated against us; (viii) we experience a change of control or fail to pay indebtedness over $250,000; or (ix) we breach any material terms under the transaction documents related to the Series B Notes.

We also issued warrants to purchase 55,556 shares of our Common Stock to a placement agent in connection with the Financing (the “Placement Agent Warrant” and collectively with the Purchaser Warrants, the “Series B Warrants”) exercisable for five years at an exercise price of $0.76 per share.

In connection with the Financing, we entered into an Amended and Restated Security Agreement with SDS Capital Group SPC, Ltd., as Collateral Agent, on behalf of itself and the holders of the Series A Notes and Series B Notes, pursuant to which we granted to the holders of the Series A Notes and the Series B Notes a security interest in and a lien against certain assets related to our NMP22® product line. The security interest covers cell lines, equipment, inventory and general intangibles related to the NMP22 product line, as well as proceeds from the sale of the product line. We also entered into an Amended and Restated Contingent License Agreement with the Collateral Agent, on behalf of itself and the holders of the Series A Notes and the Series B Notes, granting license rights in the field of bladder cancer detection to some of our patents related to our NMP22 products, sublicense rights to patents licensed to us and used in connection with our NMP22 product line, and license rights to trademarks used exclusively in connection with our NMP22 product line.

We agreed, pursuant to the terms of the Purchase Agreement, to seek stockholder approval by April 18, 2007 of (x) anti-dilution provisions of the Series B Notes so that we may be able to pay principal and interest in shares of our Common Stock at a conversion price below $0.63 per share; (y) anti-dilution provisions of the Series B Warrants so they may become exercisable at a price below $0.63 per share if we engage in a future dilutive financing transaction; and (z) if necessary to meet our obligations under the Series B Notes and Series B Warrants, an increase in authorized shares of our Common Stock.

The Financing triggered the anti-dilution provisions in (i) our Series A Notes, which now have a conversion price of $0.63 per share, thus making them convertible into an additional 284,561 shares of our Common Stock; and (ii) various warrants to purchase an aggregate of approximately 7,496,264 shares of Common Stock previously issued by us, so that the warrants have revised exercise prices of $0.63 per share.

We received net proceeds from the Financing of approximately $3.8 million after deducting the estimated expenses and commissions in connection, including a cash payment of approximately $150,000 to a placement agent. We intend to use the net proceeds from the Financing for research and development, selling and marketing expenses, working capital and for general corporate purposes.

In connection with the sale and issuance of the Series B Notes and the Series B Warrants, we entered into a Registration Rights Agreement, under which we agreed that we will, if requested by holders of at least 22% of outstanding Series B Notes any time at least 180 days after the Financing, file a registration statement with the Securities and Exchange Commission covering the resale from time to time of the shares of the Common Stock into which the principal and interest on the Series B Notes may be convertible and the shares of Common Stock which may be issued upon exercise of the Series B Warrants.

A copy of the Form of Purchase Agreement, redacted in accordance with a request for confidential treatment is attached hereto as Exhibit 4.3; a copy of the form of Series B Note is attached hereto as Exhibit 4.4; a copy of the Form of Purchaser Warrant is attached hereto as Exhibit 4.5; a copy of the Form of Registration Rights Agreement is attached hereto as Exhibit 4.6; a copy of the Placement Agent Warrant is attached hereto as Exhibit 4.7; a copy of the Amended and Restated Security Agreement is attached hereto as Exhibit 4.8; a copy of the Amended and Restated Contingent License Agreement is attached hereto as Exhibit 4.9; and a copy of the press release we issued with respect to the Financing on January 23, 2007 is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated herein by reference. The description of each of the foregoing documents contained in this Current Report on Form 8-K is qualified in its entirety by such respective documents.

Item 3.03	Material Modification to Rights of Security Holders.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2007, with the written consent of more than 75% of the holders of outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock”), we filed an Amendment to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Matritech, Inc. (the “Certificate”) with the Delaware Secretary of State’s Office. As amended, the Certificate now restricts the amount of indebtedness we may incur, assume or suffer to permit without the prior consent of the holders of at least 75% of the outstanding Series A Preferred Stock to $12,000,000 in the aggregate, other than indebtedness incurred pursuant to a receivable or equipment lease financing and indebtedness outstanding on March 4, 2005 which has not been subsequently amended to increase the amount of indebtedness or the interest rate applicable thereto. The former restriction limited indebtedness to $7,500,000 in the aggregate, other than indebtedness incurred pursuant to a receivable or equipment lease financing or outstanding on March 4, 2005. The Amendment became effective upon filing, and is attached hereto as Exhibit 4.10 and incorporated herein by reference. The description of the Amendment contained in this Current Report on Form 8-K is qualified in its entirety by such document.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2007, after consummation of the Financing, our Board of Directors was expanded to eleven members and David B. Musket and Robert J. Rosenthal, Ph.D. were elected to our Board of Directors. In addition, both Mr. Musket and Dr. Rosenthal have been appointed to serve on a new committee of the Board of Directors created to focus on business development and other strategic activities and alternatives, including potential joint ventures, a sale or other capital raising transactions. A copy of the press release announcing the election of these new Board members is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Musket is President of Musket Research Associates, Inc., an investment banking firm that served as our placement agent in connection with our sale of Series A Notes and accompanying warrants in January 2006 and our sale of Series A Preferred Stock in March 2005. Musket Research Associates, Inc. did not serve as placement agent for the Financing. We paid Musket Research Associates, Inc. a cash fee of $448,907 for services in January 2006 and a cash fee of $404,663 for services in March 2005. We also issued placement agent warrants to Musket Research Associates, Inc. in January 2006 exercisable for 986,609 shares of our Common Stock at an exercise price of $0.65 per share and in March 2005 exercisable for 656,920 shares of our Common Stock at an exercise price of $1.47 per share. The exercise price of the March 2005 warrants issued to Musket Research Associates, Inc. was reduced to $1.34 per share in January 2006 as a result of our sale of the Series A Notes. Musket Research Associates, Inc. has transferred its placement agent warrants to Mr. Musket personally and to the ProMed Funds (as defined below) and their affiliates, and Musket Research Associates, Inc. does not currently hold any warrants.

Mr. Musket personally purchased Series A Notes in January 2006 and Series A Preferred Stock in March 2005, paying $135,000 in January 2006 for Series A Notes and accompanying warrants (the “Series A Warrants”) to purchase 124,615 shares of our Common Stock at an exercise price of $0.67 per share and paying $58,749 in March 2005 for 6,676 shares of our Series A Preferred Stock and accompanying warrants to purchase 49,714 shares of our Common Stock at an exercise price of $1.47 per share. The conversion price of Mr. Musket’s Series A Preferred Stock was adjusted in January 2006 as a result of our sale of the Series A Notes and Mr. Musket’s preferred stock holdings then became convertible into an additional 17,166 shares of our Common Stock, and the exercise price of his March 2005 warrants was also reduced to $1.34 per share. On January 16, 2007, we paid Mr. Musket accrued interest and 1/24 of the principal amount of the Series A Notes he holds in shares of Common Stock, issuing an aggregate of 44,883 shares of Common Stock to him as payment of principal and interest, representing a payment of $26,041. The conversion price of Mr. Musket’s Series A Notes and the exercise price of his Series A Warrants were reduced to $0.63 per share as a result of the Financing. Mr. Musket personally invested in the Financing, purchasing $250,000 of Series B Notes, which are initially convertible into 396,825 shares of our Common Stock and receiving Series B Warrants exercisable for 238,095 shares of our Common Stock at an exercise price of $0.63 per share.

Mr. Musket is also a managing director of various ProMed funds including ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund, Ltd. and ProMed Offshore Fund II, Ltd. (two or more of such funds or all of such funds being collectively referred to as the “ProMed Funds”). Each of the ProMed Funds has purchased and currently holds our securities and collectively the ProMed Funds and their affiliates, including Mr. Musket, beneficially own more than 5% of our outstanding Common Stock. ProMed Partners, L.P. designated Mr. Musket to serve as a member of our Board of Directors pursuant to the Agreement and Amendment attached hereto as Exhibit 4.2. Mr. Musket’s service on our Board of Directors is on the same terms and arrangements applicable to all other non-employee members of the Board, including compensation arrangements.

In January 2006, ProMed Partners, L.P., ProMed Offshore Fund, Ltd. and ProMed Offshore Fund II, Ltd. purchased Series A Notes and Series A Warrants, paying an aggregate of $1,250,000. The Series A Notes they purchased were originally convertible into 1,923,077 shares of our Common Stock and the warrants issued to these funds in January 2006, originally exercisable at $0.67 per share, covered 1,153,846 shares of our Common Stock. We paid to each of the holders of the Series A Notes, including the ProMed Funds, interest and 1/24 of the original principal amount of the Series A Notes on January 16, 2007. The number of shares then issued to the ProMed Funds holding Series A Notes was 415,581, representing payment of $241,124 to these holders. The conversion price of the ProMed Funds’ Series A Notes and the exercise price of their Series A Warrants were reduced to $0.63 per share as a result of the Financing. Each of the ProMed Funds invested in the Financing, purchasing an aggregate of $800,000 of Series B Notes, which are initially convertible into 1,269,842 shares of our Common Stock and receiving Series B Warrants covering 761,905 shares of our Common Stock.

In March 2005, each of the ProMed Funds purchased shares of our Series A Preferred Stock and accompanying warrants. In January 2006, ProMed Partners II, L.P. converted all its Series A Preferred Stock into 92,022 shares of our Common Stock. In June 2006, the other ProMed Funds converted portions of their Series A Preferred Stock into 781,400 shares of our Common Stock, respectively. At present, the ProMed Funds collectively hold 50,692 shares of our Series A Preferred Stock. The ProMed Funds collectively hold warrants issued prior to January 2007, including those received from Musket Research Associates, Inc., exercisable for an aggregate of 2,497,437 shares of our Common Stock.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Consent of Majority Holders of 15% Secured Convertible Promissory Notes dated January 13, 2006

4.2	Agreement and Amendment to 15% Secured Convertible Promissory Notes dated January 13, 2006

4.3	Form of Purchase Agreement dated January 22, 2007 between Matritech, Inc. and various Purchasers (portions redacted in accordance with request for confidential treatment)

4.4	Form of Series B Note dated January 22, 2007 and issued to various Purchasers

4.5	Form of Purchaser Warrant to Purchase Shares of Common Stock dated January 22, 2007 and issued to various Purchasers

4.6	Form of Registration Rights Agreement dated January 22, 2007 between Matritech, Inc. and various Purchasers

4.7	Placement Agent Warrant to Purchase Shares of Common Stock

4.8	Amended and Restated Security Agreement dated January 22, 2007 by and between Matritech, Inc. and SDS Capital Group SPC, Ltd. as Collateral Agent

4.9	Amended and Restated Contingent License Agreement dated January 22, 2007 by and between Matritech, Inc. and SDS Capital Group SPC, Ltd. as Collateral Agent

4.10	Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Matritech, Inc.

99.1	Press Release of Matritech, Inc. dated January 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: January 24, 2007	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Consent of Majority Holders of 15% Secured Convertible Promissory Notes dated January 13, 2006

4.2	Agreement and Amendment to 15% Secured Convertible Promissory Notes dated January 13, 2006

4.3	Form of Purchase Agreement dated January 22, 2007 between Matritech, Inc. and various Purchasers (portions redacted in accordance with request for confidential treatment)

4.4	Form of Series B Note dated January 22, 2007 and issued to various Purchasers

4.5	Form of Purchaser Warrant to Purchase Shares of Common Stock dated January 22, 2007 and issued to various Purchasers

4.6	Form of Registration Rights Agreement dated January 22, 2007 between Matritech, Inc. and various Purchasers

4.7	Placement Agent Warrant to Purchase Shares of Common Stock

4.8	Amended and Restated Security Agreement dated January 22, 2007 by and between Matritech, Inc. and SDS Capital Group SPC, Ltd. as Collateral Agent

4.9	Amended and Restated Contingent License Agreement dated January 22, 2007 by and between Matritech, Inc. and SDS Capital Group SPC, Ltd. as Collateral Agent

4.10	Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Matritech, Inc.

99.1	Press Release of Matritech, Inc. dated January 23, 2007